UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2018

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory             Arrangements of Certain Officers.

(d)    On April 6, 2018, the Board of Directors (“Board”) of PAR Technology Corporation (“Company”), upon the recommendation of the Nominating and Corporate Governance Committee, determined to increase the size of the Board from five (5) to six (6) Directors, effective April 20, 2018, and appointed Savneet Singh as a Director of the Company, effective April 20, 2018. Mr. Singh will serve as a Director of the Company until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified. Committee assignments for Mr. Singh will be determined at a later date. Mr. Singh will be eligible to receive compensation for his Board and committee service consistent with that provided to all non-employee directors as generally described in the Company’s definitive proxy statement for the 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2017; however, at this time Mr. Singh has not been granted an equity award.

There were no arrangements or understandings between Mr. Singh and any other person with respect to his appointment to the Board.  There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Singh, or any member of his immediate family, had, or will have, a direct or indirect material interest.

(e)    On April 11, 2018, the Company and Dr. Donald H. Foley, the Company’s current Chief Executive Officer and President, entered into an employment offer letter (the “April 2018 offer letter”) that supersedes and replaces in its entirety the employment offer letter between the Company and Dr. Foley dated April 12, 2017, as amended March 14, 2018. Pursuant to the April 2018 offer letter, commencing April 12, 2018, Dr. Foley will be paid an annual base salary of $473,500; he is eligible to earn an annual short-term incentive cash bonus (“STI bonus”) equal to 75% of his then base salary, subject to the achievement of annual performance goals established by the Board; and, Dr. Foley is eligible to receive a grant of restricted shares of the Company’s common stock, a non-qualified stock option to purchase shares of the Company’s common stock, or a combination of restricted stock and a non-qualified stock option, in such combination and allocation determined by the Board, equal to a total grant date fair value of the Company's common stock of $172,500, and subject to the terms and conditions of the Company’s standard forms of restricted stock and/or non-qualified stock option award agreements then in effect under the PAR Technology Corporation 2015 Equity Incentive Plan ("Plan"). In the event Dr. Foley terminates his employment for "good reason" (as defined by the April 2018 offer letter), or the Company terminates Dr. Foley’s employment for reasons other than (i) “for cause” (as defined in the Plan) or (ii) on account of Dr. Foley’s breach of the April 2018 offer letter (including the terms of a non-disclosure; non-solicitation agreement simultaneously entered into by Dr. Foley), Dr. Foley will be paid his annual STI bonus earned but unpaid with respect to the fiscal year ending or preceding the date of termination. The April 2018 offer letter does not represent any guarantee of employment for any period.

The foregoing description of the terms of the April 2018 offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2018 offer letter which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018 to be filed with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	PAR Technology Corporation’s Press Release dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: April 12, 2018	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer